Exhibit 99.1
For Immediate Release
Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
For Media: Mike Distefano, (310) 843-4199
Korn/Ferry International Announces Fourth Quarter Fiscal
2009 Results of Operations
Highlights
•	Excluding a $25.1 million restructuring charge recorded in the period, Q4’09 diluted loss per share was $0.11. Fourth quarter fiscal 2009 diluted loss per share was $0.45 compared to diluted earnings per share of $0.36 in Q4’08.

•	Fourth quarter fiscal 2009 fee revenue was $107.0 million, a 44% decline on a constant currency basis (49% decline including the impact of exchange rates) from the same quarter last year.

•	Cash and marketable securities were $326.3 million at April 30, 2009 compared to $289.9 million at January 31, 2009.
Los Angeles, CA, June 9, 2009 - Korn/Ferry International (NYSE:KFY), a premier global provider of talent management solutions, announced fourth quarter fiscal 2009 diluted loss per share of $0.45 compared to diluted earnings per share of $0.36 in Q4’08. Excluding a $25.1 million restructuring charge recorded in the period, diluted loss per share would have been $0.11.
“Although our industry, the global capital markets and most businesses have been under siege since the Fall of 2008, Korn/Ferry is successfully navigating this historic global recession. For Fiscal 2009, we ended the year with a fortified balance sheet that includes $326 million of cash and marketable securities and we maintained our position as the largest firm in the industry,” said Gary Burnison, Chief Executive Officer, Korn/Ferry International. “We have used this tumultuous time to make strides in enhancing our value proposition to clients and to further diversify Korn/Ferry as a true talent management provider.”

Financial Results
(dollars in millions, except per share amounts)

	Fourth Quarter		Year to date
	Q4’09	Q4’08	2009	2008
Fee revenue	$107.0	$208.2	$638.2	$790.6
Revenue	$114.4	$220.5	$676.1	$835.6
Operating (loss) income	$(33.9)	$20.2	$0.1	$91.9
Operating margin	(31.7%)	9.7%	0.0%	11.6%
Net (loss) income	$(19.5)	$15.7	$(12.4)	$66.2
Basic (loss) earnings per share	$(0.45)	$0.36	$(0.28)	$1.50
Diluted (loss) earnings per share	$(0.45)	$0.36	$(0.28)	$1.46

	Fourth		Year to
	Quarter		date
	Q4’09		2009
Adjusted Results (a):
Operating (loss) income	$(8.8)		$42.0
Operating margin	(8.3%)		6.6%
Net (loss) income	$(4.7)		$12.8
Basic (loss) earnings per share	$(0.11)		$0.29
Diluted (loss) earnings per share	$(0.11)		$0.29

(a)	Adjusted results are non-GAAP financial measures that exclude restructuring charges of $25.1 million and $41.9 million during the three and twelve months ended April 30, 2009, respectively (see attached reconciliations).
Fee revenue was $107.0 million in Q4’09 compared to $208.2 million in Q4’08, a decrease of 43.5% on a constant currency basis (and a decrease of 48.6% including the impact of exchange rates). The global economic and financial crisis persisted during the quarter, which lead to deteriorating labor markets throughout the world. Under these conditions the Company experienced a 36.5% decline in the number of executive search engagements opened compared to a year ago and the average fee billed per engagement decreased by 25.2% compared to the prior year.
Compensation and benefits were $80.5 million in Q4’09, a decrease of $67.6 million, or 45.6% compared to $148.1 million in Q4’08. The decrease is attributable mainly to a reduction in worldwide headcount and a reduction in profitability based compensation. Changes in exchange rates impacted compensation and benefits in Q4’09 favorably by $6.9 million from Q4’08.
General and administrative expenses were $29.6 million in Q4’09, a decrease of $3.8 million, or 11.4% from $33.4 million in Q4’08. The decrease is attributable to the Company’s cost control initiatives. Changes in exchange rates impacted general and administrative expenses in Q4’09 favorably by $3.5 million from Q4’08.

The Company previously announced it would incur expenses to further rationalize its costs structure due to the deteriorating labor markets. Therefore in the fourth quarter, the Company recorded a $25.1 million restructuring charge with $13.4 million of severance costs related to a reduction in work force, of which approximately $4.9 million was paid in cash during the quarter, and $11.7 million relating to the consolidation of premises.
Operating loss was $8.8 million in Q4’09, excluding the previously mentioned restructuring costs of $25.1 million. Including the restructuring charge, the Company recorded an operating loss of $33.9 million in Q4’09 compared to operating income of $20.2 million in Q4’08, a decrease of $54.1 million.
Balance Sheet and Liquidity
Cash and marketable securities were $326.3 million at April 30, 2009 compared to $289.9 million at January 31, 2009. The Company generated $36.4 million of cash and marketable securities in Q4’09.
Interest expense was $1.8 million in Q4’09 and $1.1 million in the same period last year. Interest expense in both years related primarily to borrowings under Korn/Ferry’s COLI policies.

Results by Segment
Selected Executive Recruitment Data
(dollars in millions)

	Fourth Quarter		Year to date
	Q4’09	Q4’08	2009	2008
Fee revenue	$91.9	$177.5	$543.3	$679.4
Revenue	$98.3	$185.7	$572.3	$708.8
Operating (loss) income	$(16.1)	$27.3	$47.4	$122.0
Operating margin	(17.5%)	15.4%	8.7%	18.0%
Average number of consultants	479	516	509	515
Engagements (a)	1,139	1,794	5,945	7,276

(a) Represents new engagements opened in the respective period.

	Fourth		Year to
	Quarter		date
	Q4’09		2009
Adjusted Results (b):
Operating income	$3.3		$77.9
Operating margin	3.6%		14.3%

(b) Adjusted results are non-GAAP financial measures that exclude restructuring charges of $19.4 million and $30.5 million during the three and twelve months ended April 30, 2009, respectively (see attached reconciliation).
Fee revenue was $91.9 million in Q4’09, a decrease of $85.6 million, or 43.8% on a constant currency basis from $177.5 million in Q4’08 (and a decrease of 48.2% including the impact of exchange rates). Fee revenue decreased in all regions due to a 35.7% decrease in the overall number of engagements billed and an overall decrease of 19.3% in the average fee per engagement.
The Q4’09 operating income was $3.3 million, excluding restructuring costs of $19.4 million. Executive search recorded an operating loss of $16.1 million in Q4’09 including restructuring costs compared to operating income of $27.3 million in Q4’08 or a decrease of $43.4 million from the prior year.
The total number of consultants at April 30, 2009 was 460, a decrease of 54 from April 30, 2008.

Selected Futurestep Data
(dollars in millions)

	Fourth Quarter		Year to date
	Q4’09	Q4’08	2009	2008
Fee revenue	$15.1	$30.7	$94.9	$111.2
Revenue	$16.1	$34.7	$103.8	$126.9
Operating (loss) income	$(7.8)	$2.9	$(12.0)	$8.5
Operating margin	(51.7%)	9.5%	(12.7%)	7.7%

	Fourth		Year to
	Quarter		date
	Q4’09		2009
Adjusted Results (a):
Operating (loss) income	$(2.1)		$(0.6)
Operating margin	(14.2%)		(0.6%)

(a)	Adjusted results are non-GAAP financial measures that exclude restructuring charges of $5.6 million and $11.4 million during the three and twelve months ended April 30, 2009 (see attached reconciliation).
Fee revenue was $15.1 million in Q4’09, a decrease of $15.6 million, or 42.0% on a constant currency basis (and a decrease of 50.8% including the impact of exchange rates), from $30.7 million in Q4’08. Reductions in fee revenue were driven by a decrease in the average fee per engagement and to a lesser extent by a decrease in the number of engagements billed.
The Q4’09 operating loss would have been $2.1 million, excluding restructuring costs of $5.6 million. Operating loss was $7.8 million including restructuring costs in Q4’09 compared to operating income of $2.9 million in Q4’08.
Outlook
The global economic crisis has had a significant impact on many of our client’s people initiatives; as such, the demand for executive searches and leadership and talent consulting services declined precipitously throughout the world during the second half of Fiscal 2009. Although demand for the Company’s services has begun to stabilize, the macroeconomic climate and labor markets remain uncertain. Based on new business confirmed subsequent to the end of Q4’09 and anticipating a decline in new business in the summer due to seasonality, revenues would be approximately $90 million to $100 million in Q1’10. Given the uncertain economic environment and labor markets, predicting revenues is extremely imprecise, making a meaningful prediction about earnings impractical. Given these business conditions, the Company’s primary operating goal in the short run is to maintain neutral to positive cash flows as measured by earnings before interest, taxes, depreciation and amortization and non-cash long-term incentive compensation. Given the continued uncertain economic conditions, the Company is taking further, less significant actions to align the Company’s cost structure in an effort to retain positive cash flow.

Earnings Conference Call Webcast
The earnings conference call will be held today at 2:00 PM (EDT) and hosted by Gary Burnison, Chief Executive Officer, and he will be joined by Mike DiGregorio, Chief Financial Officer and Mark Neal and Gregg Kvochak, Vice Presidents of Finance. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.
— Korn/Ferry International (NYSE:KFY), with a presence throughout the Americas, Asia Pacific, Europe, the Middle East and Africa, is a premier global provider of talent management solutions. Based in Los Angeles, the firm delivers an array of solutions that help clients to attract, develop, retain and sustain their talent. Visit www.kornferry.com for more information on the Korn/Ferry International family of companies, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward Looking Statements
Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn/Ferry. The potential risks and uncertainties relate to competition, the dependence on attracting and retaining qualified and experienced consultants, the portability of client relationships, local political or economic developments in or affecting countries where we have operations, including fluctuations in exchange rates, risks related to the growth and results of Futurestep, global economic developments, restrictions imposed by off-limits agreements, reliance on information systems and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include adjusted operating income, operating margin, net (loss) income, basic (loss) earnings per share and diluted (loss) earnings per share, adjusted to exclude restructuring charges.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn/Ferry’s performance by excluding certain charges that may not be indicative of Korn/Ferry’s operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn/Ferry’s historical performance. Korn/Ferry includes these non-GAAP financial measures because management believes it is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn/Ferry’s ongoing operations and financial and operational decision-making.
[Tables attached]

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)
Fee revenue	$106,980	$208,204	$638,223	$790,570
Reimbursed out-of-pocket engagement expenses	7,446	12,246	37,905	45,072

Total revenue	114,426	220,450	676,128	835,642

Compensation and benefits	80,457	148,072	446,306	540,056
General and administrative expenses	29,566	33,374	126,882	134,542
Out-of-pocket engagement expenses	10,317	16,086	49,388	58,750
Depreciation and amortization	2,946	2,740	11,583	10,441
Restructuring charges	25,070	—	41,915	—

Total operating expenses	148,356	200,272	676,074	743,789

Operating (loss) income	(33,930)	20,178	54	91,853

Interest and other income (loss), net	1,064	1,063	(15,801)	7,137

(Loss) income before (benefit) provision for income taxes and equity in earnings of unconsolidated subsidiaries	(32,866)	21,241	(15,747)	98,990
(Benefit) provision for income taxes	(13,339)	6,328	(1,012)	36,081
Equity in earnings of unconsolidated subsidiaries, net	49	833	2,365	3,302

Net (loss) income	$(19,478)	$15,746	$(12,370)	$66,211

Basic (loss) earnings per common share	$(0.45)	$0.36	$(0.28)	$1.50

Basic weighted average common shares outstanding	43,475	43,230	43,522	44,012

Diluted (loss) earnings per common share	$(0.45)	$0.36	$(0.28)	$1.46

Diluted weighted average common shares outstanding	43,475	44,333	43,522	45,528

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING NON-GAAP ADJUSTMENTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Year Ended
	April 30,			April 30,
	2009 - As		2009 - As	2009 - As		2009 - As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted

Fee revenue	$106,980		$106,980	$638,223		$638,223
Reimbursed out-of-pocket engagement expenses	7,446		7,446	37,905		37,905

Total revenue	114,426		114,426	676,128		676,128

Compensation and benefits	80,457		80,457	446,306		446,306
General and administrative expenses	29,566		29,566	126,882		126,882
Out-of-pocket engagement expenses	10,317		10,317	49,388		49,388
Depreciation and amortization	2,946		2,946	11,583		11,583
Restructuring charges (1)	25,070	(25,070)	—	41,915	(41,915)	—

Total operating expenses	148,356	(25,070)	123,286	676,074	(41,915)	634,159

Operating (loss) income	(33,930)		(8,860)	54		41,969

Interest and other income (loss), net	1,064		1,064	(15,801)		(15,801)

(Loss) income before (benefit) provision for income taxes and equity in earnings of unconsolidated subsidiaries	(32,866)		(7,796)	(15,747)		26,168
(Benefit) provision for income taxes (2)	(13,339)	10,377	(2,962)	(1,012)	16,778	15,766
Equity in earnings of unconsolidated subsidiaries, net	49		49	2,365		2,365

Net (loss) income	$(19,478)		$(4,785)	$(12,370)		$12,767

Basic (loss) earnings per common share	$(0.45)		$(0.11)	$(0.28)		$0.29

Basic weighted average common shares outstanding	43,475		43,475	43,522		43,522

Diluted (loss) earnings per common share	$(0.45)		$(0.11)	$(0.28)		$0.29

Diluted weighted average common shares outstanding	43,475		43,475	43,522		44,272

Explanation of Non-GAAP Adjustments

For the three and twelve months ended April 30, 2009:
(1) Restructuring charges
(2) Tax effect related to net operating expense adjustments

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
FINANCIAL SUMMARY BY SEGMENT
(in thousands)
(unaudited)

	Three Months Ended				Year Ended
	April 30,				April 30,
	2009		2008		2009		2008
Fee Revenue:
Executive recruitment:
North America	$56,865		$97,903		$309,514		$374,891
EMEA	20,685		49,970		143,184		183,042
Asia Pacific	10,151		23,276		66,332		95,915
South America	4,260		6,372		24,323		25,556

Total executive recruitment	91,961		177,521		543,353		679,404
Futurestep	15,019		30,683		94,870		111,166

Total fee revenue	106,980		208,204		638,223		790,570
Reimbursed out-of-pocket engagement expenses	7,446		12,246		37,905		45,072

Total revenue	$114,426		$220,450		$676,128		$835,642

		Margin		Margin		Margin		Margin
Operating (Loss) Income:
Executive recruitment:
North America	$(8,085)	(14.2%)	$13,282	13.6%	$37,516	12.1%	$70,628	18.8%
EMEA	(6,044)	(29.2%)	8,949	17.9%	2,061	1.4%	29,820	16.3%
Asia Pacific	(1,714)	(16.9%)	4,704	20.2%	5,396	8.1%	19,299	20.1%
South America	(226)	(5.3%)	394	6.2%	2,441	10.0%	2,230	8.7%

Total executive recruitment	(16,069)	(17.5%)	27,329	15.4%	47,414	8.7%	121,977	18.0%
Futurestep	(7,770)	(51.7%)	2,903	9.5%	(12,003)	(12.7%)	8,545	7.7%
Corporate	(10,091)		(10,054)		(35,357)		(38,669)

Total operating (loss) income	$(33,930)	(31.7%)	$20,178	9.7%	$54	0.0%	$91,853	11.6%

Restructuring Charges:
Executive recruitment:
North America	$9,447	16.6%	$—	0.0%	$12,004	3.9%	$—	0.0%
EMEA	7,756	37.5%	—	0.0%	14,362	10.1%	—	0.0%
Asia Pacific	1,293	12.8%	—	0.0%	2,240	3.4%	—	0.0%
South America	909	21.3%	—	0.0%	1,864	7.7%	—	0.0%

Total executive recruitment	19,405	21.1%	—	0.0%	30,470	5.6%	—	0.0%
Futurestep	5,641	37.5%	—	0.0%	11,421	12.1%	—	0.0%
Corporate	24		—		24		—

Total restructuring charges	$25,070	23.4%	$—	0.0%	$41,915	6.6%	$—	0.0%

		Margin		Margin		Margin		Margin
Adjusted Operating (Loss) Income:
(Excluding Restructuring Charges)
Executive recruitment:
North America	$1,362	2.4%	$13,282	13.6%	$49,520	16.0%	$70,628	18.8%
EMEA	1,712	8.3%	8,949	17.9%	16,423	11.5%	29,820	16.3%
Asia Pacific	(421)	(4.1%)	4,704	20.2%	7,636	11.5%	19,299	20.1%
South America	683	16.0%	394	6.2%	4,305	17.7%	2,230	8.7%

Total executive recruitment	3,336	3.6%	27,329	15.4%	77,884	14.3%	121,977	18.0%
Futurestep	(2,129)	(14.2%)	2,903	9.5%	(582)	(0.6%)	8,545	7.7%
Corporate	(10,067)		(10,054)		(35,333)		(38,669)

Total adjusted operating (loss) income	$(8,860)	(8.3%)	$20,178	9.7%	$41,969	6.6%	$91,853	11.6%

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	As of April 30,
	2009	2008
ASSETS
Cash and cash equivalents	$251,007	$305,296
Marketable securities	4,263	5,940
Receivables due from clients, net of allowance for doubtful accounts of $11,197 and $11,504, respectively	67,308	119,952
Income taxes and other receivables	9,001	7,071
Deferred income taxes	14,583	10,401
Prepaid expenses and other assets	21,442	20,057

Total current assets	367,604	468,717

Marketable securities, non-current	70,992	78,026
Property and equipment, net	27,970	32,462
Cash surrender value of company owned life insurance policies, net of loans	63,108	81,377
Deferred income taxes	45,141	47,128
Goodwill	133,331	142,699
Intangible assets, net	16,928	15,519
Other assets	11,812	14,286

Total assets	$736,886	$880,214

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$10,282	$15,309
Income taxes payable	663	20,948
Compensation and benefits payable	116,386	199,081
Other accrued liabilities	44,301	37,120

Total current liabilities	171,632	272,458

Deferred compensation and other retirement plans	99,238	105,719
Other liabilities	9,195	5,903

Total liabilities	280,065	384,080

Shareholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 56,185 and 54,786 shares issued and 44,729 and 44,593 shares outstanding, respectively	368,430	358,568
Retained earnings	82,644	95,014
Accumulated other comprehensive income	6,285	43,097

Shareholders’ equity	457,359	496,679
Less: notes receivable from shareholders	(538)	(545)

Total shareholders’ equity	456,821	496,134

Total liabilities and shareholders’ equity	$736,886	$880,214